UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2023

Procore Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40396	73-1636261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6309 Carpinteria Avenue, Carpinteria, CA		93013
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 477-6267

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	PCOR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On February 16, 2023, Procore Technologies, Inc. (the “Company”) issued a press release announcing its results for the fiscal quarter ended December 31, 2022. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in each item of this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On February 15, 2023, the board of directors (the “Board”) of the Company approved the transition of Paul E. Lyandres from his current position as Chief Financial Officer and Treasurer of the Company to a newly established position as President of Fintech of the Company, effective as of the first business day immediately following the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) for the quarter ended March 31, 2023 (the “Effective Date”). The Form 10-Q is estimated to be filed on May 5, 2023. Until the Effective Date, Mr. Lyandres will continue to serve as Chief Financial Officer and Treasurer of the Company. The transition of Mr. Lyandres to his new position at the Company was not the result of a disagreement with the Company or on any matter relating to the Company’s operations, policies, or practices.

(c)

In connection with Mr. Lyandres’s transition to President of Fintech of the Company, on February 15, 2023, the Board approved the appointment of Howard Fu, age 49, to serve as Chief Financial Officer and Treasurer of the Company, effective concurrently with the transition of Mr. Lyandres on the Effective Date. Until the Effective Date, Mr. Fu will continue to serve as Senior Vice President, Finance of the Company.

Since February 2021, Mr. Fu has served as Senior Vice President, Finance of the Company. From October 2015 to February 2021, Mr. Fu served as the Vice President of FP&A at DocuSign, Inc., an electronic signature technology company, where he managed the financial planning and analysis organization and was responsible for fiscal planning, ensuring cross-functional alignment and execution, monthly and quarterly financial forecasts, and partnering with accounting, investor relations, and revenue operations. Mr. Fu has more than 20 years of experience in finance leadership positions with companies including Visa Inc., Salesforce, Inc., and LinkedIn Corporation. Mr. Fu holds a B.S. in Civil Engineering from University of California, Berkeley, an MBA in Finance from Yale University and an M.S. in Management Science and Engineering from Stanford University.

Mr. Fu will enter into an indemnification agreement with the Company, in the form previously approved by the Board and filed with the Securities and Exchange Commission, as of the Effective Date.

There are no arrangements or understandings between Mr. Fu and any other person pursuant to which Mr. Fu was appointed as Chief Financial Officer and Treasurer, and there are no family relationships between Mr. Fu and any director or other executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed below is being furnished with this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Press Release dated February 16, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Procore Technologies, Inc.

Date: February 16, 2023	By:	/s/ Benjamin C. Singer
Benjamin C. Singer
Chief Legal Officer and Corporate Secretary

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